As filed with the Securities and Exchange Commission on March 15, 2011
Registration No. 333-52022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 9
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)

Oil Service HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware	6211	13-5674085
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Bryant Park
New York, New York 10036
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
(212) 449-1000
Attn:  Corporate Secretary
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Abigail Arms, Esq. Shearman & Sterling LLP 801 Pennsylvania Avenue, NW, Suite 900 Washington, D.C. 20004 (202) 508-8000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Oil Service HOLDRSSM Trust

The Oil Service HOLDRSSM Trust issues Depositary Receipts called Oil Service HOLDRSSM representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, provide drilling, well-site management and related products and services for the oil service industry.  The Bank of New York Mellon is the trustee.  You only may acquire, hold or transfer Oil Service HOLDRSSM in a round-lot amount of 100 Oil Service HOLDRSSM or round-lot multiples.  Oil Service HOLDRSSM are separate from the underlying deposited common stock that are represented by the Oil Service HOLDRSSM.  For a list of the names and the number of shares of the companies that make up an Oil Service HOLDRSM, see “Highlights of Oil Service HOLDRS—The Oil Service HOLDRS” in this prospectus.  The Oil Service HOLDRSSM trust will issue Oil Service HOLDRSSM on a continuous basis.

Investing in Oil Service HOLDRSSM involves significant risks.  See “Risk Factors” starting on page 4.

Oil Service HOLDRSSM are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.  Oil Service HOLDRSSM are not interests in The Bank of New York Mellon, as trustee.  Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Oil Service HOLDRSSM are listed on the NYSE Arca under the symbol “OIH.”  On March 11, 2011, the last reported sale price of the Oil Service HOLDRSSM on the NYSE Arca was $155.75.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2011.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Bank of America Corporation.

This prospectus contains information you should consider when making your investment decision.  We have not authorized any person to provide you with any information or to make any representations not contained in this prospectus.  We do not take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you.  We are not making an offer to sell Oil Service HOLDRS in any jurisdiction where the offer or sale is not permitted.  For information on where you may find more information about the issuers of the underlying securities, see “Where You Can Find More Information.”

The Oil Service HOLDRS are not registered for public sale outside of the United States.  Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Oil Service HOLDRS or of the underlying securities through an investment in the Oil Service HOLDRS.

SUMMARY

The Oil Service HOLding Company Depositary ReceiptS or HOLDRS Trust was formed under the depositary trust agreement, dated as of February 6, 2001, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Oil Service HOLDRS.  The trust is not a registered investment company under the Investment Company Act of 1940.

The number of shares of each company’s common stock currently held by the trust with respect to each round-lot of Oil Service HOLDRS is specified under “Highlights of Oil Service HOLDRS—The Oil Service HOLDRS.”  This group of common stock, and the securities of any company that may be added to the Oil Service HOLDRS, are collectively referred to in this prospectus as the common stock, the securities or the underlying securities.  The companies included in the Oil Service HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers or other events.  See “Description of the Depositary Trust Agreement—Reconstitution events” for an explanation of these events.  The Oil Service HOLDRS are separate from the deposited underlying common stock that are represented by the Oil Service HOLDRS.  On March 11, 2011, there were 19,443,100 Oil Service HOLDRS outstanding.

  RISK FACTORS

An investment in Oil Service HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Oil Service HOLDRS, including the risks associated with a concentrated investment in oil service companies.

General Risk Factors

•
Loss of investment.  Because the value of Oil Service HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Oil Service HOLDRS if the underlying securities decline in value.

•	Discount trading price. Oil Service HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities.  As a result of distributions of securities by companies included in the Oil Service HOLDRS or other corporate events, such as mergers, an Oil Service HOLDR may represent an interest in a fractional share of an underlying security.  You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other fractional shares of such underlying securities included in the Oil Service HOLDRS and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities.  In addition, if you surrender your Oil Service HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares.  You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily representative of the oil service industry.  At the time of the initial offering, on February 6, 2001, the companies included in the Oil Service HOLDRS were generally considered to be involved in various segments of the oil service industry; however, since the time of the initial offering, the companies included in Oil Service HOLDRS may not be involved in the oil service industry.  In this case, the Oil Service HOLDRS may not consist of securities issued only by companies involved in the oil service industry.  In addition, the market price of the underlying securities and the Oil Service HOLDRS may not necessarily follow the price movements of the entire oil service industry generally.  If the underlying securities decline in value, your investment in the Oil Service HOLDRS will decline in value, even if securities prices of companies in the oil service industry generally increase in value.

•
Not necessarily comprised of solely oil service companies.  As a result of distributions of securities by companies included in the Oil Service HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Oil Service HOLDRS and that are not involved in the oil service industry may be included in the Oil Service HOLDRS.  The securities of a new company will only be distributed from the Oil Service HOLDRS if the securities have a different Standard & Poor’s Corporation (“Standard & Poor’s”) sector classification than any of the underlying issuers included in the Oil Service HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange.  As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors.  As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in, or whether the securities of a new company are distributed from, the Oil Service HOLDRS provides no assurance that each new company included in the Oil Service HOLDRS will be involved in the oil services industry.  Currently, the underlying securities included in the Oil Service HOLDRS are represented in the Energy GICS sector.  As each Standard & Poor’s GICS sector is defined very broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Oil Service HOLDRS, and yet not be involved in the oil service industry.  In addition, the GICS sector classifications of securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations resulting in a change to a GICS sector classification or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.  Therefore, additional GICS sectors may be represented in the Oil Service HOLDRS, which may also result in the inclusion in the Oil Service HOLDRS of the securities of a new company that is not involved in the oil service industry.

•
No investigation of underlying securities.  The underlying securities initially included in the Oil Service HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stock in the oil service industry, without regard for the value, price performance, volatility or investment merit of the underlying securities.  Consequently, the Oil Service HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed, and will not in the future perform, any investigation or review of the selected companies, including the public filings by the companies.  Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

•
Loss of diversification.  As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Oil Service HOLDRS may not necessarily be a diversified investment in the oil service industry.  In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in distributions of securities from, or the inclusion of additional securities in, Oil Service HOLDRS may also reduce diversification.  As a result, Oil Service HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices.  In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Oil Service HOLDRS and receive delivery of each of the underlying securities, including those underlying securities that you may not want to sell or are not subject to a tender offer or repurchase offer.  The cancellation of your Oil Service HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program.  The cancellation of Oil Service HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts.  Trading in Oil Service HOLDRS on the NYSE Arca may be halted if (i) the Oil Service HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Oil Service HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Oil Service HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further dealings on the NYSE Arca inadvisable.  If trading is halted in Oil Service HOLDRS, you will not be able to trade Oil Service HOLDRS and you will only be able to trade the underlying securities if you cancel your Oil Service HOLDRS and receive each of the underlying securities.

•
Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the Oil Service HOLDRS if (i) the Oil Service HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Oil Service HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Oil Service HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further listing of the Oil Service HOLDRS on the NYSE Arca inadvisable.  If the Oil Service HOLDRS are delisted by the NYSE Arca, a termination event will result unless the Oil Service HOLDRS are listed for trading on another U.S. national securities exchange within five business days from the date the Oil Service HOLDRS are delisted.

•
Possible conflicts of interest.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Oil Service HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

•
Delays in distributions.  The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution.  You may, however, receive such cash or other distributions later than you would if you owned the underlying securities outside of the Oil Service HOLDRS.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Oil Service Industry

•
Downturns in the oil and gas industry have had, and may in the future have, a negative effect on the sales and profitability of oil service companies.  Oil service companies depend upon the level of activity in oil and gas exploration and production for their revenues.  Negative short-term and long-term trends in oil and gas prices affect the level of this activity.  Factors that contribute to the volatility of oil and gas prices include the following:

▪	the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels and pricing;

▪	the level of production in non-OPEC countries;

▪	the demand for oil and gas, which is negatively impacted by economic downturns;

▪	the policies of various governments regarding exploration and development of oil and gas reserves;

▪	advances in exploration and development technology; and

▪	the political environment of oil-producing regions.

Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, may decrease the market price of oil service stocks.  For example, the war in Iraq and related events may cause disruptions in the supply of oil, which may adversely affect the business of the companies included in the Oil Service HOLDRS.  There can also be no assurance that any future terrorist attacks or other acts of war will not have a negative effect on the market price of oil service stocks.  Similar declines in crude oil prices may adversely affect the business of the companies included in the Oil Service HOLDRS.

As a result of fluctuations in the trading prices of the companies included in the Oil Service HOLDRS, the trading price of an Oil Service HOLDR has fluctuated significantly.  The initial offering price of Oil Service HOLDRS, on February 6, 2001, was $96.42, and during 2010, the price of an Oil Service HOLDR reached a high of $140.90 and a low of $89.48.

•
The oil service industry is exposed to significant and numerous operating hazards.  Oil service companies’ operations are subject to hazards inherent in the oil and gas industry, such as fire, explosion, blowouts, loss of well control and oil spills.  The occurrence of any of these events can cause personal injury or loss of life, damage to property, equipment, the environment and marine life, and delays to or suspension of operations.  Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services and personnel shortages.  In addition, oil service companies with offshore drilling operations are subject to perils peculiar to marine operations, including capsizing of drilling rigs or other equipment, grounding, collision and loss or damage from severe weather.  Insurance and indemnification agreements may not provide complete protection against such losses.

•
Oil service companies operate in a highly competitive and cyclical industry, with intense price competition.  The oil service industry is highly competitive with numerous industry participants.  Intense price competition is often an important factor in determining which qualified contractor is awarded a job.  In addition, the oil service industry has historically been cyclical.  During periods of slower growth or depressed market conditions, oil service companies compete more aggressively for contracts that result in increased contractual liabilities and lower revenues.

•
The revenues of oil service companies may be negatively affected by contract termination and renegotiation.  Some of the companies included in the Oil Service HOLDRS provide drilling services.  In the oil service industry, it is customary for contracts to provide for either automatic termination or termination at the option of the customer if the drilling unit is destroyed or lost or if drilling operations are suspended for a specified period of time as a result of events beyond the control of either party or because of breakdown of equipment.  In periods of depressed market conditions, the customers of oil service companies may not honor the terms of existing contracts and may terminate contracts or seek to renegotiate contract rates and terms to reduce their obligations.

•
The international operations of the companies included in the Oil Service HOLDRS expose them to risks associated with instability and changes in economic, legal and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business.  The companies included in the Oil Service HOLDRS have international operations that are essential parts of their businesses.  The risks of international business that these companies are exposed to include the following:

▪	volatility in general economic, social and political conditions;

▪	differing tax rates, tariffs, exchange controls or other similar restrictions;

▪	inability to repatriate income or capital;

▪	changes in, and compliance with, domestic and foreign laws and regulations, which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions;

▪	reduction in the number or capacity of personnel in international markets; and

▪	seizure of equipment.

•
Oil service companies are subject to extensive federal, state, local and foreign regulatory laws, rules and regulations.  Oil service companies are subject to extensive laws and regulations in various countries.  The adoption of laws and regulations curtailing exploration and development drilling for oil and gas for economic, environmental and other policy reasons may adversely affect the operations of oil service companies by limiting available drilling and other opportunities in the oil service industry.  Oil service companies may also be required to make significant capital expenditures to comply with governmental laws and regulations.  It is also possible that these laws and regulations may significantly add to operating costs.  Failure to comply with these laws and regulations could subject oil service companies to substantial civil and criminal penalties as well as potential court injunctions.

•
Compliance with or breach of environmental laws can be costly for oil service companies.  The operations of oil service companies are subject to regulations controlling the discharge of materials into the environment, requiring removal and cleanup of materials that may harm the environment, or otherwise relating to the protection of the environment.  Laws and regulations protecting the environment may in some cases render a company liable for environmental damage without regard to negligence of fault on the part of that company.  These laws and regulations may expose oil service companies to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed.  The application of these requirements or the adoption of new requirements could have a material adverse effect on the operating results and financial condition of oil service companies included in the Oil Service HOLDRS.

•
Many oil services companies are susceptible to adverse weather conditions in the regions in which they operate.  As a result, the businesses of oil services companies may be adversely affected by severe weather in those regions where they have significant operations.  Repercussions of severe weather conditions may include:

▪	evacuation of personnel and curtailment of services;

▪	weather related damage to offshore drilling rigs resulting in suspension of operations;

▪	weather related damage to other essential facilities;

▪	inability to deliver materials to jobsites in accordance with contract schedules; and

▪	loss of productivity.

  HIGHLIGHTS OF OIL SERVICE HOLDRS

This discussion highlights information regarding Oil Service HOLDRS.  We present certain information more fully in the rest of this prospectus.  You should read the entire prospectus carefully before you purchase Oil Service HOLDRS.

Issuer	Oil Service HOLDRS Trust.

The trust
The Oil Service HOLDRS Trust was formed under the depositary trust agreement, dated as of February 6, 2001, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Oil Service HOLDRS.  The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York Mellon, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.  The trustee is responsible for receiving deposits of underlying securities and delivering Oil Service HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of Oil Service HOLDRS.

Purpose of Oil Service HOLDRS	Oil Service HOLDRS were designed to achieve the following:

Diversification.  Oil Service HOLDRS were initially designed to allow you to diversify your investments in the oil service industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.  See “Risk Factors – General Risk Factors.”

Flexibility.  The beneficial owners of Oil Service HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Oil Service HOLDRS, and can cancel their Oil Service HOLDRS to receive each of the underlying securities represented by the Oil Service HOLDRS.

Transaction costs.  The expenses associated with buying and selling Oil Service HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the oil service industry.  Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Oil Service HOLDRS.  Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution events.”

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Oil Service HOLDRS
The trust has issued, and may continue to issue, Oil Service HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust on your behalf.  The Oil Service

HOLDRS themselves are separate from the underlying securities that are represented by the Oil Service HOLDRS.

The following table provides:

•	the names of the issuers of the underlying securities currently represented by the Oil Service HOLDRS;

•	the stock ticker symbols;

•	the share amounts currently represented by a round-lot of 100 Oil Service HOLDRS; and

•	the primary U.S. market on which the shares of common stock of the selected companies are traded.

Name of Company (1)(2)	Ticker	Share Amounts	Primary U.S. Trading Market
Baker Hughes Inc.	BHI	32.2098	NYSE
Cameron International Corporation	CAM	16.0000	NYSE
Diamond Offshore Drilling, Inc.	DO	11.0000	NYSE
Ensco Plc	ESV	11.0000	NYSE
Exterran Holdings, Inc.	EXH	1.6250	NYSE
Halliburton Company	HAL	44.0000	NYSE
Nabors Industries Ltd.	NBR	24.0000	NYSE
National Oilwell Varco, Inc.	NOV	18.0482	NYSE
Noble Corporation	NE	22.0000	NYSE
Rowan Companies, Inc.	RDC	8.0000	NYSE
Schlumberger N.V. (Schlumberger Limited)	SLB	33.1456	NYSE
Tidewater Inc.	TDW	5.0000	NYSE
Transocean Ltd.	RIG	22.0949	NYSE
Weatherford International Ltd.	WFT	36.0000	NYSE

(1) On April 29, 2010, the merger of BJ Services Company and Baker Hughes Inc. became effective.  As a result, BJ Services Company is no longer an underlying constituent of the Oil Service HOLDRS Trust.  In connection with the merger, BJ Services Company shareholders received 0.40035 of a share of Baker Hughes Inc. and $2.69 in cash for each share of BJ Services Company.  The Bank of New York Mellon received 11.2098 shares of Baker Hughes Inc. and $75.32 for the 28 shares of BJ Services Company per 100 share round-lot of Oil Service HOLDRS.  Effective on distribution date, 32.2098 shares of Baker Hughes Inc. will be required for creations/cancellations of each 100 share round-lot of Oil Service HOLDRS.  The record date for the distribution was May 6, 2010.

(2) On August 27, 2010, the merger of Smith International, Inc. and Schlumberger N.V. (Schlumberger Limited), both constituents of the Oil Service HOLDRS Trust, became effective.  As a result, Smith International, Inc. is no longer an underlying constituent of the Oil Service HOLDRS Trust.  Smith International, Inc. shareholders received 0.6966 of a share of Schlumberger N.V. (Schlumberger Limited) for each share of Smith International, Inc.  The Bank of New York Mellon received 11.1456 shares of Schlumberger N.V. (Schlumberger Limited) for the 16 shares of Smith International, Inc. per 100 share round-lot of Oil Service HOLDRS.  As a result, effective August 30, 2010, 33.1456 shares of Schlumberger N.V. (Schlumberger Limited) were required for creations/cancellations of each 100 share round-lot of Oil Service HOLDRS.

The companies whose securities were initially included in the Oil Service HOLDRS at the time Oil Service HOLDRS were originally issued on February 6, 2001 were generally considered to be among the largest and most liquid companies with U.S.-traded securities involved in the oil service industry, as measured by market capitalization and trading volume on December 12, 2000.  The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

The trust will only issue and cancel, and you may only obtain, hold, trade or surrender Oil Service HOLDRS in a round-lot of 100 Oil Service HOLDRS and round-lot multiples.  The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Oil Service HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS.

The number of outstanding Oil Service HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities.  The trust will stand ready to issue additional Oil Service HOLDRS on a continuous basis when an investor deposits the required number of shares of common stock with the trustee.

Purchases	You may acquire Oil Service HOLDRS in two ways:

•	through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee; or

•	through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Oil Service HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Oil Service HOLDRS, The Bank of New York Mellon, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS.  If you wish to cancel your Oil Service HOLDRS and withdraw your underlying securities, The Bank of New York Mellon, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Oil Service HOLDRS you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee that is described above.

Custody fees
The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Oil Service HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Oil Service HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.  The trustee will not deliver fractional shares of underlying securities.  To the extent that any cancellation of Oil Service HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share.  Except with respect to the right to vote for dissolution of the trust, the Oil Service HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Oil Service HOLDRS represents your beneficial ownership of the underlying securities.  Owners of Oil Service HOLDRS have the same rights and privileges as if they beneficially owned the underlying securities in “street name” outside of Oil Service HOLDRS.  These include the right to instruct the trustee to vote the underlying securities or attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Oil Service HOLDRS and the right to surrender Oil Service HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Oil Service HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Oil Service HOLDRS.  However, due to the nature of Oil Service HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Oil Service HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Oil Service HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of Oil Service HOLDRS would need to surrender their Oil Service HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities.  As such, you will receive such reports and communications from the broker through which you hold your Oil Service HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Oil Service HOLDRS in “street name” through a brokerage account.  The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.  The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented by the companies included in the Oil Service HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you.  In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee.  If any tax or other governmental charge becomes due with respect to Oil Service HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Oil Service HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Oil Service HOLDRS, including those underlying securities not subject to a tender offer or repurchase offer.  For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities
As a result of distributions of securities by companies included in the Oil Service HOLDRS or other corporate events, such as mergers, an Oil Service HOLDR may represent an interest in a fractional share of an underlying security.  You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.  The trustee will aggregate the votes of all of the share fractions represented by Oil Service HOLDRS and will vote the largest possible number of whole shares.  If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes.  For example, if 100,001 round-lots of 100 Oil Service HOLDRS are outstanding and each round-lot of 100 Oil Service HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Oil Service HOLDRS.  If holders of 50,000 round-lots of 100 Oil Service HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Oil Service HOLDRS vote their underlying securities “no,” there will be 87,500 affirmative votes and 87,501.75 negative votes.  The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Oil Service HOLDRS to you in the following four circumstances:

A.	If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

B.
If the Securities and Exchange Commission (the “SEC”) finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Oil Service HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Oil Service HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Oil Service HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Oil Service HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Oil Service HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Oil Service HOLDRS or distributed from the Oil Service HOLDRS to you.

Standard & Poor’s sector classifications
Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  The GICS classification standards were effective as of January 2, 2002.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Oil Service HOLDRS are currently represented in the Energy GICS sector. The Standard & Poor’s GICS sector classifications of the securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events	A.
The Oil Service HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Oil Service HOLDRS are delisted.

B.
The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

	C.	Beneficial owners of at least 75% of outstanding Oil Service HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Oil Service HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. receipt holder of Oil Service HOLDRS as directly owning the underlying securities.  The Oil Service HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.  See “U.S. Federal Income Tax Consequences.”

Listing	The Oil Service HOLDRS are listed on the NYSE Arca under the symbol “OIH.”

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Oil Service HOLDRS. Bid and ask prices, however, are quoted per single Oil Service HOLDR.

Clearance and settlement
Oil Service HOLDRS have been issued only in book-entry form.  Oil Service HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.  For further information see “Description of Oil Service HOLDRS.”

  THE TRUST

General.  This discussion highlights information about the Oil Service HOLDRS Trust.  You should read this information, information about the depositary trust agreement and the depositary trust agreement, in addition to other information included in this prospectus and the publicly available information about the issuers of the underlying securities, before you purchase Oil Service HOLDRS.  The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Oil Service HOLDRS Trust.  The trust was formed pursuant to the depositary trust agreement, dated as of February 6, 2001.  The Bank of New York Mellon is the trustee.  The Oil Service HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Oil Service HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Oil Service HOLDRS.  The trustee will perform only administrative and ministerial acts.  The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee.  The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

  DESCRIPTION OF OIL SERVICE HOLDRS

The trust has issued Oil Service HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.”  The trust may issue additional Oil Service HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Oil Service HOLDRS in a round-lot of 100 Oil Service HOLDRS and round-lot multiples.  The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Oil Service HOLDRS.  In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS.

Oil Service HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities.  The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Oil Service HOLDRS—The Oil Service HOLDRS.”

Beneficial owners of Oil Service HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust.  These include the right of investors to instruct the trustee to vote the underlying common stock, to attend shareholder’s meetings and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to pledge Oil Service HOLDRS or cancel Oil Service HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Oil Service HOLDRS are not intended to change your beneficial ownership in the underlying securities under U.S. federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt.  Oil Service HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities.  If, in such case, an owner of Oil Service HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Oil Service HOLDRS.  Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Oil Service HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC.  Oil Service HOLDRS are available in book-entry form.  Owners of Oil Service HOLDRS may hold their Oil Service HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

  DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria.  The underlying securities initially included in the Oil Service HOLDRS were the shares of common stock of a group of specified companies that, at the time of selection, among other things, provided drilling, well-site management and related products and services for the oil service industry and whose common stock was registered under section 12 of the Exchange Act.  The issuers of the underlying securities were, at the time of selection, considered to be among the largest, most liquid companies involved in the oil service industry as measured by market capitalization and trading volume.  The companies initially included in the Oil Service HOLDRS also met the following minimum selection criteria as of December 12, 2000:

•	Market capitalization equal to or greater than $500 million;

•	Average daily trading volume of at least 100,000 shares over the 60 trading days before December 12, 2000;

•
Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to December 12, 2000) of at least $5 million over the 60 trading days before December 12, 2000; and

•	A trading history of at least 90 calendar days.

The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding shares of common stock.  In determining whether a company was to be considered for inclusion in the Oil Service HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined publicly available information about the company, including analysts’ reports and other independent market sources.  The ultimate determination of the inclusion of the specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

As a result of a reconstitution event, a distribution of securities by an underlying issuer or other event, the companies whose common stock is included in the Oil Service HOLDRS may no longer meet the initial selection criteria and may no longer consist exclusively of securities issued by companies involved in various segments of the oil service industry.  In addition, as a result of a reconstitution event, a distribution of securities, or other event, the securities of a non-oil service company may be included in the Oil Service HOLDRS.

Underlying securities.  For a list of the underlying securities represented by Oil Service HOLDRS, please refer to “Highlights of Oil Service HOLDRS—The Oil Service HOLDRS.”  The underlying securities may change as a result of a reconstitution event, a distribution of securities by an underlying issuer or other event.

No investigation.  The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities have not performed any investigation or review of the selected companies, including the public filings by the companies.  Accordingly, before you acquire Oil Service HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.”  Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

General background and historical information.  For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the underlying securities currently represented by a single Oil Service HOLDR, measured at the close of the business day as of the end of each month from March 31, 2000 to February 28, 2011.  The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.  Past performance of the underlying securities are not necessarily indicative of future values.

2000	Closing Price	2001	Closing Price	2002	Closing Price	2003	Closing Price
March 31	78.79	January 31	84.37	January 31	55.94	January 31	52.38
April 28	77.36	February 28	83.33	February 28	58.91	February 28	55.38
May 31	82.33	March 30	77.19	March 28	65.24	March 31	52.71
June 30	80.10	April 30	89.13	April 30	67.49	April 30	52.54
July 31	78.54	May 31	85.13	May 31	68.17	May 30	61.05
August 31	90.80	June 29	67.06	June 28	58.62	June 30	57.27
September 29	88.47	July 31	60.23	July 31	50.78	July 31	53.01
October 31	77.54	August 31	52.50	August 30	51.49	August 29	57.45
November 30	65.85	September 28	45.13	September 30	47.61	September 30	54.38
December 29	82.62	October 31	54.72	October 31	51.18	October 31	53.08
		November 30	52.57	November 29	55.94	November 28	52.42
		December 31	57.97	December 31	54.64	December 31	59.05

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January 30	64.64	January 31	86.14	January 31	150.83	January 31	132.54
February 27	69.60	February 28	94.75	February 28	132.07	February 28	131.42
March 31	67.18	March 31	94.11	March 31	142.47	March 30	140.71
April 30	66.54	April 29	86.89	April 28	152.13	April 30	151.69
May 28	63.53	May 31	90.89	May 31	147.47	May 31	164.42
June 30	69.26	June 30	99.23	June 30	145.12	June 29	170.86
July 30	71.69	July 29	109.18	July 31	141.60	July 31	174.56
August 31	70.49	August 31	115.35	August 31	130.75	August 31	176.48
September 30	78.83	September 30	120.02	September 29	126.64	September 28	190.23
October 29	78.25	October 31	113.30	October 31	130.42	October 31	188.98
November 30	83.34	November 30	121.51	November 30	141.11	November 30	175.04
December 31	82.54	December 30	125.24	December 29	135.75	December 31	187.31

2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January 31	155.50	January 30	76.76	January 29	117.71	January 31	153.69
February 29	174.26	February 27	73.17	February 26	121.25	February 28	164.07
March 31	175.03	March 31	74.23	March 31	122.57
April 30	196.46	April 30	90.11	April 30	122.92
May 30	211.52	May 29	106.66	May 28	98.38
June 30	222.41	June 30	97.79	June 30	94.83
July 31	193.08	July 31	103.66	July 30	105.12
August 29	184.17	August 31	105.11	August 31	97.44
September 30	146.48	September 30	117.37	September 30	113.14
October 31	98.54	October 30	117.10	October 29	119.22
November 28	86.82	November 30	118.22	November 30	130.34
December 31	73.97	December 31	118.99	December 31	140.48

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.  The depositary trust agreement, dated as of February 6, 2001, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York Mellon, as trustee, other depositors and the owners of the Oil Service HOLDRS, provides that Oil Service HOLDRS will represent an owner’s undivided beneficial ownership interest in the common stock of the underlying companies.

The trustee.  The Bank of New York Mellon serves as trustee for Oil Service HOLDRS.  On July 1, 2007, the Bank of New York Company, Inc. and Mellon Financial Corporation merged into The Bank of New York Mellon Corporation or The Bank of New York Mellon.  The Bank of New York Mellon, a New York state-chartered banking organization, is a provider of financial services for institutions, corporations and high net-worth individuals, providing asset and wealth management, asset servicing, issuer services, clearing and execution services and treasury services.

Issuance, transfer and surrender of Oil Service HOLDRS.  You may create and cancel Oil Service HOLDRS only in round-lots of 100 Oil Service HOLDRS.  You may create Oil Service HOLDRS by delivering to the trustee the requisite underlying securities.  The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Oil Service HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS.  Similarly, you must surrender Oil Service HOLDRS in integral multiples of 100 Oil Service HOLDRS to withdraw deposited shares from the trust.  The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Oil Service HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares.  You may request withdrawal of your deposited shares during the trustee’s normal business hours.  The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights.  You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Oil Service HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Oil Service HOLDRS for its own proprietary account as principal will have the right to vote to dissolve and liquidate the trust.

Distributions.  You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.  The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution.  Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.  Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Oil Service HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the Oil Service HOLDRS at the time of the distribution of such securities.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee.  In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Oil Service HOLDRS.  The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you.  In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities.  With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates.  With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications.  The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities.  You may surrender your Oil Service HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any.  You should receive your underlying securities no later than the business day after the trustee receives your request.  If you surrender Oil Service HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Oil Service HOLDRS.

Further issuances of Oil Service HOLDRS.  The depositary trust agreement provides for further issuances of Oil Service HOLDRS on a continuous basis without your consent.

Reconstitution events.  The depositary trust agreement provides for the automatic distribution of underlying securities from Oil Service HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Oil Service HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Oil Service HOLDRS, as a result of a distribution of securities by an underlying issuer where a corporate event occurs, such as a merger, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Oil Service HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Oil Service HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Oil Service HOLDRS or distributed from the Oil Service HOLDRS to you.

Standard & Poor’s sector classifications.  Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Oil Service HOLDRS are currently represented in the Energy GICS sector.  The Standard & Poor’s GICS sector classifications of the securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination of the trust.  The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.  Upon termination, the beneficial owners of Oil Service HOLDRS will surrender their Oil Service HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.  The trust also will terminate if Oil Service HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Oil Service HOLDRS are delisted.  Finally, the trust will terminate if 75% of the owners of outstanding Oil Service HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement.  The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Oil Service HOLDRS.  Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Oil Service HOLDRS.  Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Oil Service HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Oil Service HOLDRS.

Issuance and cancellation fees.  If you wish to create Oil Service HOLDRS by delivering to the trust the requisite underlying securities represented by a round-lot of 100 Oil Service HOLDRS, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS.  If you wish to cancel your Oil Service HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS issued.  The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions.  If you choose to create Oil Service HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees.  The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS to be deducted from any cash dividend payments or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.  The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee.  The Bank of New York Mellon, ADR Division, 101 Barclay Street, New York, New York 10286.

Governing law.  The depositary trust agreement and the Oil Service HOLDRS are governed by the laws of the State of New York.  The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee.  The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Oil Service HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement.  Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

  U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Oil Service HOLDRS for receipt holders.  A “U.S. receipt holder” is a receipt holder that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. receipt holder” is a receipt holder that is an individual, a corporation, an estate or a trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Oil Service HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships acquiring Oil Service HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, U.S. receipt holders that directly or indirectly own 10% or more of the voting stock of an issuer of the underlying securities, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Oil Service HOLDRS as part of a conversion transaction, straddle, hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax.  In addition, this discussion generally is limited to investors who will hold the Oil Service HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Moreover, this discussion does not address Oil Service HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes.  We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Oil Service HOLDRS

A U.S. receipt holder purchasing and owning Oil Service HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Oil Service HOLDRS.  Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Oil Service HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire for taxable years beginning after December 31, 2012.  Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.”  In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by, for example, entering into a hedging transaction.  Special rules apply to a U.S. receipt holder who leverages its investment in Oil Service HOLDRS.  U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Oil Service HOLDRS among the underlying securities based on their relative fair market values at the time of purchase.  Similarly, when a U.S. receipt holder sells Oil Service HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale.  A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.  With respect to purchases of Oil Service HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Oil Service HOLDRS.  Similarly, with respect to sales of Oil Service HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Oil Service HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Oil Service HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares.  Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares.  The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares.  The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities.  Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities.  A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security.  Similarly, the brokerage fee incurred in selling Oil Service HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid.  These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible.  If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

Dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at the preferential rates for dividends mentioned above.  A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program;

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States; and

•	a corporation that is incorporated in a possession of the United States;

but will not include a passive foreign investment company (a “PFIC”).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value of the dividend (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars.  In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipt holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability.  Dividends distributed by a foreign issuer generally will constitute “passive category income.”  For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States.  Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income.  The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax.  Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes.  With respect to these issuers, U.S. receipt holders of Oil Service HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.  In some cases, however, the U.S. receipt holders of Oil Service HOLDRS may have to apply independently to a foreign tax authority for a refund of withheld taxes.

Furthermore, special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC.  The initial depositor and the trustee do not undertake to review, periodically or otherwise, or make inquiries regarding the PFIC status of the underlying issuers or to notify the U.S. receipt holders of such status, and no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner that affects the PFIC determination.  A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Oil Service HOLDRS or of the underlying securities or upon the receipt of “excess distributions.”  To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder may be able to make one of certain elections (to the extent available under specific rules and, if applicable, the underlying issuer provides certain requisite information) including an election to be taxed currently on its pro rata portion of the corporation’s income.  If such an election were made, a U.S. receipt holder would be required to include its pro rata share of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

We recommend that U.S. receipt holders consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Oil Service HOLDRS, including the advisability and feasibility of making any elections thereunder.

U.S. receipt holders also generally would be required to file Internal Revenue Service (“IRS”) Form 8621 in any year in which at least one of the underlying issuers is classified as a PFIC.

U.S. receipt holders should also be aware that recently enacted legislation may broaden the current IRS Form 8621 filing requirements or impose an additional annual filing requirement for U.S. persons owning shares of a PFIC.  The legislation does not describe what information would be required to be included in either situation, but grants the Secretary of the Treasury Department power to make this determination.  U.S. receipt holders should consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Oil Services HOLDRS, including the availability and advisability of making any elections thereunder and the application of the recently enacted legislation to their particular situations.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers.  A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements.  However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons.  In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.  Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Oil Service HOLDRS or of the underlying securities unless:

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met;

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder; or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than five percent of the common stock of such issuer.  It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

A non-U.S. receipt holder described in the first bullet point above will be subject to U.S. federal income tax with respect to such gain at a rate of 30% (or lower applicable treaty rate), which gain may be offset by certain losses.  A non-U.S. receipt holder described in the second or third bullet points above will be subject to U.S. federal income tax with respect to such gain on a net income basis at the applicable graduated individual or corporate rates (and, in the case of a corporate non-U.S. receipt holder, may also be subject to a 30% branch profits tax, subject to reduction by an applicable income tax treaty).

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Oil Service HOLDRS (or the underlying securities).  If you are a U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder or provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.  However, payments of dividends to non-U.S. receipt holders will be reported to the IRS even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

In addition, U.S. receipt holders should be aware that recently enacted legislation imposes new reporting requirements with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds U.S. $50,000.  Similarly, non-U.S. receipt holders should be aware of recent legislation that, beginning on January 1, 2013, would impose a 30% withholding tax on certain payments (which could include dividends on and gross proceeds from the sale or other disposition of shares of stock of a U.S. issuer) made to a non-U.S. entity that fails to disclose the identity of its direct or indirect “substantial United States owners’’ or to certify that it has no such owners.  Various exceptions are provided under the legislation and additional exceptions may be provided by subsequent guidance.  Receipt holders should consult their independent tax advisors regarding the potential application and impact of these new requirements to their purchase, ownership and disposition of the Oil Services HOLDRS based upon their particular situations.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a receipt holder’s or an issuer’s particular facts and circumstances.  We recommend that investors consult their own tax advisors.

  ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Oil Service HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Oil Service HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

  PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Oil Service HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Oil Service HOLDRS.  The trust delivered the initial distribution of Oil Service HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

Investors who purchase Oil Service HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account.  We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Oil Service HOLDRS.  Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions.  Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Oil Service HOLDRS.  Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

  LEGAL MATTERS

Legal matters, including the validity of the Oil Service HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Oil Service HOLDRS, by Shearman & Sterling LLP, New York, New York.  Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Oil Service HOLDRS.

  WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Oil Service HOLDRS.  While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.  You should review the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov.  You also may read and copy the registration statement at the SEC’s public reference rooms at 100 F Street, N.E. Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act.  The trust will file modified reports pursuant to the Exchange Act.

Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC.

For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above.  However, some of the issuers of the underlying securities may be considered foreign issuers.  The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers.  In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR.  Therefore, this information may not be accessible through the SEC’s Web site.  Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Oil Service HOLDRS.  This prospectus relates only to Oil Service HOLDRS and does not relate to the other securities of the issuers of the underlying securities.  The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.  We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Oil Service HOLDRS.  We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete.  Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Oil Service HOLDRS, have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.  The following information regarding the underlying securities was derived from publicly available information released by third-party sources.  None of this information was prepared by us or our affiliates or on our or our affiliates' behalf and none of Merrill, Lynch, Pierce, Fenner & Smith Incorporated, the Bank of New York Mellon or any of their respective affiliates assumes any responsibility for the accuracy or completeness of such information.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2006, 2007, 2008, 2009 and 2010 through February 28, 2011.  The historical prices of the underlying securities should not be taken as an indication of future performance.

BAKER HUGHES INCORPORATED (BHI)

Baker Hughes Incorporated supplies wellbore related products and technology services, and systems for drilling, formation evaluation, completion and production, and reservoir technology and consulting to the oil and natural gas industry worldwide.  It operates in two segments, Drilling and Evaluation, and Completion and Production.  The Drilling and Evaluation segment provides products and services used to drill and evaluate oil and natural gas wells.  It provides drilling and completion fluids, and fluids environmental services; Tricone roller cone bits and fixed-cutter polycrystalline diamond compact bits; directional drilling services; measurement-while-drilling and logging-while-drilling services; wireline formation evaluation, and completion and production services; and reservoir technology and consulting services.  The Completion and Production segment provides products and services used in the completion and production phase of oil and natural gas wells.  It primarily offers wellbore construction, cased-hole completions, sand control, and wellbore intervention solutions.  This segment also offers oilfield chemical programs for drilling, well stimulation, production, pipeline transportation, and maintenance programs; various process and water treatment programs, and finished fuel additives for the refining industry; and a range of products and services for the pipeline transportation industry.  In addition, it provides electrical submersible pump systems and progressing cavity pump systems, as well as permanent monitoring systems and chemical automation systems.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	77.44	January	69.03	January	64.88	January	33.32	January	45.28	January	68.51
February	67.95	February	65.11	February	67.29	February	29.31	February	47.92	February	71.05
March	68.40	March	66.13	March	68.50	March	28.55	March	46.84
April	80.83	April	80.39	April	80.88	April	35.58	April	49.76
May	86.30	May	82.48	May	88.62	May	39.06	May	38.14
June	81.85	June	84.13	June	87.34	June	36.44	June	41.57
July	79.95	July	79.05	July	82.91	July	40.50	July	48.27
August	71.18	August	83.86	August	80.01	August	34.45	August	37.58
September	68.20	September	90.37	September	60.54	September	42.66	September	42.60
October	69.05	October	86.72	October	34.95	October	42.07	October	46.42
November	73.43	November	80.27	November	34.83	November	40.74	November	52.16
December	74.66	December	81.10	December	32.07	December	40.48	December	57.17

CAMERON INTERNATIONAL CORPORATION (CAM)

Cameron International Corporation provides flow equipment products, systems, and services to oil and gas and process industries worldwide.  The company operates through three segments: Drilling & Production Systems, Valves & Measurement, and Compression Systems.  The Drilling & Production Systems segment provides systems and equipment that control pressures, direct flows of oil and gas wells, and separate oil and gas from impurities.  This segment offers surface and sub sea production systems, blowout preventers, drilling and production control systems, oil and gas separation equipment, gate valves, actuators, chokes, wellheads, drilling risers, and aftermarket parts and services.  It also manufactures elastomers for petroleum, petrochemical, rubber molding, and plastics industries.  The Valves & Measurement segment provides valves and measurement systems, which control, direct, and measure the flow of oil and gas.  This segment supplies gate valves, ball valves, butterfly valves, orbit valves, double block and bleed valves, plug valves, globe valves, check valves, actuators, chokes, and aftermarket parts and services.  It also offers totalizers, turbine meters, flow computers, chart recorders, ultrasonic flow meters, and sampling systems.  The Compression Systems segment provides reciprocating and integrally geared centrifugal compression equipment, including integral engine-compressors, separable compressors, turbochargers, integrally geared centrifugal compressors, and compressor systems and controls.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	24.20	January	26.25	January	39.92	January	23.16	January	37.66	January	53.30
February	20.25	February	28.36	February	42.48	February	19.28	February	41.13	February	59.13
March	22.04	March	31.40	March	41.64	March	21.93	March	42.86
April	25.12	April	32.29	April	49.23	April	25.58	April	39.46
May	23.45	May	35.45	May	53.23	May	31.23	May	36.20
June	23.89	June	35.74	June	55.35	June	28.30	June	32.52
July	25.21	July	39.00	July	47.76	July	31.23	July	39.59
August	23.96	August	40.89	August	46.59	August	35.71	August	36.78
September	24.16	September	46.15	September	38.54	September	37.82	September	42.96
October	25.05	October	48.68	October	24.26	October	36.97	October	43.75
November	27.16	November	46.62	November	21.10	November	37.80	November	48.11
December	26.53	December	48.13	December	20.50	December	41.80	December	50.73

DIAMOND OFFSHORE DRILLING, INC. (DO)

Diamond Offshore Drilling, Inc. operates as an offshore oil and gas drilling contractor worldwide.  The company provides offshore drilling services in the deep water, harsh environment, conventional semisubmersibles, and jack-up markets to independent oil and gas companies and government-owned oil companies.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	84.87	January	84.44	January	112.67	January	62.76	January	91.53	January	71.71
February	77.39	February	77.82	February	120.83	February	62.64	February	87.32	February	78.23
March	89.50	March	80.95	March	116.40	March	62.86	March	88.81
April	90.77	April	85.60	April	125.41	April	72.41	April	79.10
May	85.74	May	94.37	May	136.44	May	84.28	May	63.10
June	83.93	June	101.56	June	139.14	June	83.05	June	62.19
July	78.93	July	103.18	July	119.30	July	89.87	July	59.49
August	72.48	August	105.16	August	109.91	August	89.42	August	58.18
September	72.37	September	113.29	September	103.06	September	95.52	September	67.77
October	69.23	October	113.23	October	88.80	October	95.25	October	66.16
November	77.62	November	116.43	November	73.80	November	99.54	November	64.76
December	79.94	December	142.00	December	58.94	December	98.42	December	66.87

ENSCO PLC (ESV)

Ensco Plc, formerly known as Ensco International Plc, together with its subsidiaries, provides offshore contract drilling services to the oil and gas industry.  It engages in the drilling of offshore oil and natural gas wells by providing its drilling rigs and crews under contracts with international, government-owned, and independent oil and gas companies.  The company owns and operates many jackup rigs, several ultra-deepwater semi-submersible rigs, and a barge rig.  It also has several ultra-deepwater semisubmersible rigs under construction.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	51.12	January	50.87	January	51.12	January	27.36	January	39.03	January	54.34
February	44.69	February	50.05	February	59.84	February	24.58	February	44.17	February	56.10
March	51.45	March	54.40	March	62.62	March	26.40	March	44.78
April	53.49	April	56.38	April	63.73	April	28.28	April	47.18
May	49.99	May	60.57	May	71.83	May	38.89	May	37.40
June	46.02	June	61.01	June	80.74	June	34.87	June	39.28
July	46.22	July	61.07	July	69.14	July	37.89	July	41.81
August	44.69	August	54.22	August	67.78	August	36.90	August	41.13
September	43.83	September	56.10	September	57.63	September	42.54	September	44.73
October	48.97	October	55.49	October	38.01	October	45.79	October	46.34
November	51.86	November	53.85	November	32.41	November	44.00	November	47.40
December	50.06	December	59.62	December	28.39	December	39.94	December	53.38

EXTERRAN HOLDINGS, INC. (EXH)

Exterran Holdings, Inc. provides operations, maintenance, service, and equipment for oil and natural gas industry.  The company’s Contract Operations segment offers natural gas compression and production, and processing services, as well as provides engineering, procurement, and on site construction of natural gas compression stations and/or crude oil or natural gas production and processing facilities.  Its Aftermarket Services segment sells parts and components, and provides operation, maintenance, overhaul, and reconfiguration services.  The company’s Fabrication segment designs, engineers, fabricates, installs, and sells natural gas compression units and accessories; and oil and natural gas production and processing equipment designed to heat, separate, dehydrate, and condition crude oil and natural gas.  Its products include line heaters, oil and natural gas separators, glycol dehydration units, dewpoint control plants, water treatment, mechanical refrigeration and cryogenic plants, and skid-mounted production packages designed for both onshore and offshore production facilities.  T his segment also provides engineering, procurement, and construction services primarily related to the manufacturing of process equipment for refinery and petrochemical facilities; the construction of tank farms; and the construction of evaporators and brine heaters for desalination plants.

2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
August	77.50	January	65.42	January	22.16	January	20.28	January	24.81
September	80.34	February	69.65	February	18.10	February	22.75	February	22.70
October	84.20	March	64.54	March	16.02	March	24.17
November	80.04	April	66.79	April	20.65	April	29.15
December	81.80	May	73.52	May	19.91	May	25.50
		June	71.49	June	16.04	June	25.81
		July	56.44	July	17.39	July	26.67
		August	45.71	August	18.03	August	22.13
		September	31.96	September	23.74	September	22.71
		October	22.41	October	20.43	October	25.17
		November	17.55	November	20.95	November	22.67
		December	21.30	December	21.45	December	23.95

HALLIBURTON COMPANY (HAL)

Halliburton Company provides various products and services to the energy industry for the exploration, development, and production of oil and gas properties worldwide.  The company operates in two segments, Completion and Production, and Drilling and Evaluation.  The Completion and Production segment provides production enhancement services, completion tools and services, and cementing services.  Its production enhancement services include stimulation services, pipeline process services, sand control services, and well intervention services.  Completion tools and services comprise subsurface safety valves and flow control equipment, surface safety systems, packers and specialty completion equipment, intelligent completion systems, expandable liner hanger systems, sand control systems, well servicing tools, and reservoir performance services.  Cementing services consist of bonding the well and well casing, while isolating fluid zones and maximizing wellbore stability, and casing equipment.  The Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and well construction solutions that enable customers to model, measure, and optimize their well placement and reservoir evaluation activities.  Its services include fluid services, drilling services, drill bits, wireline and perforating services, software and asset solutions, and project management services.  In addition, the company provides microseismic fracture mapping services and tiltmeter mapping services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	39.81	January	29.54	January	33.17	January	17.25	January	29.21	January	45.00
February	34.00	February	30.92	February	38.30	February	16.31	February	30.15	February	46.94
March	36.51	March	31.74	March	39.33	March	15.47	March	30.13
April	39.08	April	31.77	April	45.91	April	20.22	April	30.65
May	37.30	May	35.95	May	48.58	May	22.93	May	24.83
June	37.11	June	34.50	June	53.07	June	20.70	June	24.55
July	33.36	July	36.02	July	44.82	July	22.09	July	29.88
August	32.62	August	34.59	August	43.94	August	23.71	August	28.21
September	28.45	September	38.40	September	32.39	September	27.12	September	33.07
October	32.35	October	39.42	October	19.79	October	29.21	October	31.86
November	33.74	November	36.61	November	17.60	November	29.36	November	37.84
December	31.05	December	37.91	December	18.18	December	30.09	December	40.83

NABORS INDUSTRIES LTD. (NBR)

Nabors Industries Ltd. operates as a land drilling contractor worldwide.  It conducts oil, gas, and geothermal land drilling operations in the United States and worldwide.  The company also operates as a land well-servicing and workover contractor in the United States and Canada.  In addition, Nabors Industries provides offshore platform workover and drilling rigs that offer well-servicing, workover, and drilling services.  Further, the company offers a range of ancillary well-site services, including engineering, transportation, construction, maintenance, well logging, directional drilling, rig instrumentation, data collection, and other support services; and logistics services for onshore drilling in Canada using helicopters and fixed-winged aircraft.  Additionally, it manufactures and leases or sells top drives for a range of drilling applications, directional drilling systems, rig instrumentation and data collection equipment, pipeline handling equipment, and rig reporting software.  Nabors Industries Ltd. also invests in oil and gas exploration, development, and production activities.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	40.63	January	30.28	January	27.14	January	10.95	January	22.30	January	24.40
February	32.98	February	29.96	February	31.53	February	9.71	February	22.04	February	28.47
March	35.79	March	29.67	March	33.77	March	9.99	March	19.63
April	37.33	April	32.12	April	37.54	April	15.21	April	21.57
May	35.91	May	34.94	May	42.04	May	17.88	May	19.03
June	33.79	June	33.38	June	49.23	June	15.58	June	17.62
July	35.32	July	29.24	July	36.46	July	17.02	July	18.41
August	32.88	August	29.59	August	35.60	August	17.68	August	15.68
September	29.75	September	30.77	September	24.92	September	20.90	September	18.06
October	30.88	October	28.08	October	14.37	October	20.83	October	20.90
November	33.76	November	26.90	November	14.50	November	20.65	November	22.09
December	29.78	December	27.39	December	11.97	December	21.89	December	23.46

NATIONAL OILWELL VARCO, INC. (NOV)

National Oilwell Varco, Inc. designs, constructs, manufactures, and sells systems, components, and products used in oil and gas drilling and production; provides oilfield services and supplies; and distributes products and provides supply chain integration services to the upstream oil and gas industry worldwide.  National Oilwell Varco, Inc. serves drilling contractors, shipyards and other rig fabricators, well servicing companies, national oil companies, independent oil and gas companies, supply stores, and pipe-running service providers.  The company operates in three business segments:  Rig Technology, Petroleum Services & Supplies, and Distribution Services.  The Rig Technology segment offers offshore and onshore drilling rigs; derricks; pipe lifting, racking, rotating, and assembly systems; rig instrumentation systems; coiled tubing equipment and pressure pumping units; well workover rigs; wireline winches; and cranes.  The Petroleum Services & Supplies segment manufactures, rents, and sells consumable goods for use in drilling operations, including drill pipe, wired drill pipe, transfer pumps, solids control systems, drilling motors, drill bits, reamers and other down hole tools, and mud pump consumables.  This segment also provides oilfield tubular services comprising the provision of inspection and internal coating services; equipment for drill pipe, line pipe, tubing, casing, and pipelines; and coiled tubing pipes and composite pipes.  The Distribution Services segment sells maintenance, repair and operating supplies, and spare parts to drill site and production locations.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	38.04	January	30.32	January	60.20	January	26.44	January	40.90	January	73.90
February	30.44	February	34.82	February	62.30	February	26.73	February	43.47	February	79.57
March	32.06	March	38.90	March	58.38	March	28.71	March	40.58
April	34.49	April	42.43	April	68.45	April	30.28	April	44.03
May	33.03	May	47.23	May	83.32	May	38.62	May	38.13
June	31.66	June	52.12	June	88.72	June	32.66	June	33.07
July	33.52	July	60.06	July	78.63	July	35.94	July	39.16
August	32.65	August	64.00	August	73.73	August	36.35	August	37.63
September	29.28	September	72.25	September	50.23	September	43.13	September	44.47
October	30.20	October	73.24	October	29.89	October	40.99	October	53.76
November	33.26	November	68.15	November	28.29	November	43.02	November	61.29
December	30.59	December	73.46	December	24.44	December	44.09	December	67.25

NOBLE CORPORATION (NE)

Noble Corporation is a provider of diversified services for the oil and gas industry.  Noble performs contract-drilling services through its offshore drilling units located in various markets throughout the world.  The company also provides labor contract drilling services, well site and project management services and engineering services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	40.22	January	37.48	January	43.68	January	27.15	January	40.32	January	38.25
February	36.96	February	35.11	February	49.15	February	24.59	February	42.26	February	44.71
March	40.55	March	39.34	March	49.67	March	24.09	March	41.82
April	39.47	April	42.11	April	56.28	April	27.33	April	39.49
May	34.77	May	46.20	May	63.14	May	34.37	May	29.07
June	37.21	June	48.76	June	64.96	June	30.25	June	30.91
July	35.88	July	51.23	July	51.87	July	33.86	July	32.50
August	32.70	August	49.06	August	50.29	August	35.03	August	31.12
September	32.09	September	49.05	September	43.90	September	37.96	September	33.79
October	35.05	October	52.95	October	32.21	October	40.74	October	34.53
November	38.63	November	52.13	November	26.79	November	41.31	November	33.92
December	38.08	December	56.51	December	22.09	December	40.70	December	35.77

ROWAN COMPANIES, INC. (RDC)

Rowan Companies, Inc. provides a range of onshore and offshore contract drilling services in the United States and internationally.  It provides drilling services through a fleet of self-elevating mobile offshore drilling platforms and deep-well land drilling rigs.  The company also designs and manufactures drilling equipment in a range of sizes, including mud pumps, top drives, draw-works, rotary tables, and electrical components, such as variable-speed motors and drives for the offshore and onshore oil and gas drilling industry.  In addition, it manufactures heavy equipment, including large-wheeled front-end loaders, diesel-electric powered log stackers, and steel plate products.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	44.83	January	32.89	January	34.04	January	12.66	January	21.48	January	34.28
February	40.25	February	30.61	February	40.31	February	12.11	February	26.02	February	42.67
March	43.96	March	32.47	March	41.18	March	11.97	March	29.11
April	44.33	April	36.64	April	38.99	April	15.61	April	29.80
May	39.82	May	39.48	May	44.15	May	20.46	May	24.76
June	35.59	June	40.98	June	46.75	June	19.32	June	21.94
July	33.87	July	42.19	July	39.80	July	21.33	July	25.26
August	34.20	August	37.54	August	36.94	August	20.71	August	25.71
September	31.63	September	36.58	September	30.55	September	23.07	September	30.36
October	33.38	October	38.98	October	18.14	October	23.25	October	32.90
November	36.02	November	35.40	November	17.35	November	24.69	November	30.15
December	33.20	December	39.46	December	15.90	December	22.64	December	34.91

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED) (SLB)

Schlumberger N.V. (Schlumberger Limited) operates as an oilfield services company in the United States and internationally.  It operates in two segments, Oilfield Services and WesternGeco.  The Oilfield Services segment provides technology, project management, and information solutions to the oil and gas exploration and production industry.  This segment offers wireline technologies comprising open-hole and cased-hole services; directional-drilling, measurement/logging-while-drilling services; exploration and production pressure and flow-rate measurement services at the surface and downhole; and services used during oil and gas well drilling and completion.  It also offers various services that are used to maintain production throughout the life of a well; well completion services and equipment; artificial lift; data and consulting services; and information solutions, including consulting, software, information management, and IT infrastructure products and services that support core oil and gas industry operational processes.  The WesternGeco segment provides reservoir imaging, monitoring, and development services, as well as operates seismic crews and data processing centers, and multi-client seismic library.  This segment’s services range from 3D and time-lapse (4D) seismic surveys to multi-component surveys for delineating prospects and reservoir management.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	63.73	January	63.49	January	75.40	January	40.81	January	63.46	January	88.99
February	57.50	February	62.80	February	86.45	February	38.06	February	61.10	February	93.42
March	63.29	March	69.10	March	87.00	March	40.62	March	63.46
April	69.14	April	73.83	April	100.55	April	48.99	April	71.42
May	65.57	May	77.87	May	101.13	May	57.23	May	56.15
June	65.11	June	84.94	June	107.43	June	54.11	June	55.34
July	66.85	July	94.72	July	101.60	July	53.50	July	59.66
August	61.30	August	96.50	August	94.22	August	56.20	August	53.33
September	62.03	September	105.00	September	78.09	September	59.60	September	61.61
October	63.08	October	96.57	October	51.65	October	62.20	October	69.89
November	68.48	November	93.45	November	50.74	November	63.89	November	77.34
December	63.16	December	98.37	December	42.33	December	65.09	December	83.50

TIDEWATER INC. (TDW)

Tidewater Inc., through its subsidiaries, provides offshore supply vessels and marine support services to the offshore energy industry through the operation of a fleet of offshore marine service vessels.  It offers services to support various phases of offshore exploration, development, and production, including towing of and anchor handling of mobile drilling rigs and equipment; transporting supplies and personnel; and assisting in offshore construction activities.  The company’s marine vessel fleet includes platform supply vessels, and anchor handling towing supply vessels used for transporting supplies and equipment from shore bases to deepwater and intermediate water depth offshore drilling rigs, platforms, and other installations; towing-supply and supply vessels used for transportation in intermediate and shallow waters; and crewboats and utility vessels for transporting personnel and supplies from shore bases to offshore drilling rigs, platforms, and other installations.  It also operates offshore tugs used for towing floating drilling rigs; assisting in the docking of tankers; towing barges; assisting in pipe laying, cable laying, and construction barges; and commercial towing operations, including towing barges carrying various bulk cargoes and containerized cargo.  In addition, the company’s vessels include inshore tug production, line-handling, and various other special purpose vessels.  Further, it operates two shipyards in Houma, Louisiana, which construct, modify, and repair vessels.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	58.42	January	51.57	January	52.96	January	41.61	January	46.82	January	59.49
February	52.25	February	51.97	February	56.15	February	35.32	February	44.57	February	62.21
March	55.23	March	58.58	March	55.11	March	37.13	March	47.27
April	58.24	April	63.21	April	65.22	April	43.25	April	53.61
May	50.72	May	66.00	May	68.33	May	47.67	May	41.81
June	49.20	June	70.88	June	65.03	June	42.87	June	38.72
July	47.71	July	68.42	July	59.94	July	45.00	July	40.98
August	47.61	August	65.45	August	60.67	August	43.17	August	40.08
September	44.19	September	62.84	September	55.36	September	47.09	September	44.81
October	49.73	October	54.67	October	43.61	October	41.67	October	46.13
November	55.33	November	48.89	November	39.48	November	44.95	November	49.09
December	48.36	December	54.86	December	40.27	December	47.95	December	53.84

TRANSOCEAN LTD. (RIG)

Transocean Ltd. provides offshore contract drilling services for oil and gas wells worldwide.  The company offers deepwater and harsh environment drilling, oil and gas drilling management, and drilling engineering and project management services.  The company also explores, develops, and produces oil and gas resources.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	115.99	January	110.59	January	122.25	January	54.62	January	84.74	January	79.93
February	106.03	February	109.52	February	140.51	February	59.77	February	79.82	February	84.63
March	114.78	March	116.78	March	135.20	March	58.84	March	86.38
April	115.88	April	123.21	April	147.46	April	67.48	April	72.32
May	116.31	May	140.42	May	150.19	May	79.48	May	56.77
June	114.81	June	151.49	June	152.39	June	74.29	June	46.33
July	110.39	July	153.59	July	136.03	July	79.69	July	46.21
August	95.41	August	150.21	August	127.20	August	75.84	August	50.90
September	104.67	September	161.59	September	109.84	September	85.53	September	64.29
October	103.69	October	170.63	October	82.33	October	83.91	October	63.36
November	111.42	November	137.29	November	66.88	November	85.39	November	67.03
December	115.62	December	143.15	December	47.25	December	82.80	December	69.51

WEATHERFORD INTERNATIONAL LTD. (WFT)

Weatherford International Ltd. provides equipment and services used in the drilling, evaluation, completion, production, and intervention of oil and natural gas wells to independent oil and natural gas producing companies worldwide.  It primarily offers artificial lift systems, which include progressing cavity pumps, reciprocating rod lift systems, gas lift systems, hydraulic lift systems, plunger lift systems, and hybrid lift systems, as well as wellhead systems and production optimization.  The company also designs and manufactures drilling jars, rotating control devices, and other pressure-control equipment used in drilling oil and natural gas wells; and provides a selection of in-house or third-party manufactured equipment for the drilling, completion, and work over of oil and natural gas wells for operators and drilling contractors.  In addition, it offers a line of completion tools and sand screens; wireline and evaluation services; re-entry, fishing, and thru-tubing services; pipeline and specialty services; and drilling and well construction services.  Further, it operates land drilling rigs and provides chemical technology and services comprising fracturing technologies, coil tubing technologies, cement services, production chemical systems, and drilling fluids.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	22.39	January	20.19	January	30.87	January	11.03	January	15.68	January	23.72
February	21.56	February	20.05	February	34.46	February	10.67	February	16.69	February	24.18
March	22.88	March	22.55	March	36.24	March	11.07	March	15.86
April	26.47	April	26.25	April	40.34	April	16.63	April	18.11
May	26.02	May	27.17	May	45.63	May	20.70	May	14.12
June	24.81	June	27.62	June	49.59	June	19.56	June	13.14
July	23.42	July	27.67	July	37.73	July	18.76	July	16.20
August	21.50	August	29.19	August	38.58	August	19.95	August	14.91
September	20.86	September	33.59	September	25.14	September	20.73	September	17.10
October	20.54	October	32.46	October	16.88	October	17.53	October	16.81
November	22.46	November	31.31	November	12.77	November	16.70	November	20.41
December	20.90	December	34.30	December	10.82	December	17.91	December	22.80

1,000,000,000 Depositary Receipts

Oil Service HOLDRSSM Trust

PROSPECTUS

March 15, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.	Exhibits.

See Index to Exhibits.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)           For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 15, 2011.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name:	Sallie L. Krawcheck
Title:	Co-Chief Executive Officer
Executive Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 15, 2011.

Signature		Title
*		Co-Chief Executive Officer, Executive Vice President and Director
Sallie L. Krawcheck		(Principal Executive Officer)

*		Co-Chief Executive Officer, Executive Vice President and Director
Thomas K. Montag		(Principal Executive Officer)

*		Chief Financial Officer and Senior Vice President
Robert Qutub		(Principal Financial Officer and Principal Accounting Officer)

*		Executive Vice President and Director
Bruce R. Thompson

*By:	/s/ Liam B. O’Neil	Attorney-in-Fact
Liam B. O’Neil

INDEX TO EXHIBITS
Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on January 5, 2001 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Oil Service HOLDRS Receipts, filed on January 5, 2001 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on January 5, 2001 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

*8.2
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 3 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

*24.1	Power of Attorney of Sallie L. Krawcheck, Thomas K. Montag, Robert Qutub and Bruce R. Thompson.

__________________
* Previously filed.